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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this 462(b) Registration Statement of New Century Financial Corporation on Form S-2 of our report dated February 1, 2001, except as to note 22 to the consolidated financial statements, which is as of March 29, 2001, relating to the consolidated balance sheets of New Century Financial Corporation and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Registration Statement on Form S-2 (No. 333-66108) filed by New Century Financial Corporation, and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Form S-2 incorporated herein by reference.

Orange County, California
October 10, 2001

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS